Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian M. Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES SHARES ADDITIONAL BUSINESS UPDATES RELATED TO COVID-19
Establishing emergency fund for team members in crisis

Elkhart, Indiana – April 8, 2020 - LCI Industries (NYSE: LCII), which, through its wholly-owned subsidiary, Lippert Components, Inc. ("LCI"), supplies, domestically and internationally, a broad array of highly engineered components for the leading original equipment manufacturers ("OEMs") in the recreation and transportation product markets, and the related aftermarkets of those industries, today announced additional actions and support activities in response to the COVID-19 pandemic. In addition, the Company will be establishing an emergency fund for team members in crisis.

“During this unprecedented crisis, the health and safety of our team members remains our top priority. At the same time, we are taking the necessary steps to mitigate the long-term impact of this prolonged macro-economic uncertainty on our business stemming from the COVID-19 pandemic. As a result, we have taken substantial actions in response to this rapidly changing environment, including implementing broad-based reductions in compensation, delaying non-essential capital expenditures, and eliminating discretionary spending. We believe these steps will be critical to maintaining a strong, flexible financial position. Now more than ever, our operational discipline and track record of successfully navigating various economic cycles will prove critical to ensuring we emerge from this crisis a stronger, more nimble company,” said LCI Industries President and CEO Jason Lippert.

“Many of our team members on the front lines are experiencing personal and financial difficulties as our economy has ground to a rapid halt. As a result, we will be establishing a temporary emergency fund to support extreme needs of team members, if needed. In this difficult period, I want to again express my gratitude to all our team members for their extraordinary leadership,” concluded Mr. Lippert.

Business Update

As previously announced, on March 25, 2020, the Company announced the temporary suspension of production at select manufacturing facilities across the U.S. and Europe. In addition, LCI Industries is making the following temporary compensation adjustments:

•President and Chief Executive Officer, Jason Lippert, as well as Ryan Smith, Senior Vice President of Operations, will reduce their base salaries by 25%.
•The executive leadership team, general managers and other executives across the Company will reduce their respective base salaries.
•The LCI Industries Board of Directors will reduce their quarterly retainer by 25%.

The Company will continue to carefully review executive and director compensation, as well as other salaried personnel costs, to identify other potential cost saving opportunities.

LCI has implemented further cost saving measures, and is evaluating additional actions, including:

•Rightsizing workforce to match current demand levels.
•Delaying certain capital expenses and reducing or eliminating non-critical business expenses.
•Temporary hiring freezes in all locations and furloughs for non-critical team members.
•Postponing merit increases for salaried employees until the end of the fiscal year.
•Continually engaging with our strategic banking partners regarding appropriate options relative to future financial liquidity.

“Despite incredibly strong headwinds we are facing globally, long-term, we remain encouraged by the secular trends driving a positive outlook for the RV industry, which remains popular among younger demographics who seek innovative, technologically advanced products. Further, given our new normal, which will include significantly less air travel and hotel stays in the intermediate term, combined with the need for social distancing for the foreseeable future, RVs provide a wonderful opportunity for people to continue to enjoy vacation and leisure activities,” continued Mr. Lippert. “While we have paused on some of our inorganic opportunities that will advance our diversification strategy, we are continuing to prudently invest in technology that will allow LCI to further extend its leadership position in the markets we serve.”

Financial Strength and Flexibility

LCI Industries maintains a strong financial position supported by ample liquidity, with a current net debt position of approximately $700 million, net of approximately $100 million of cash available on its balance sheet and borrowing availability of over $190 million at March 31, 2020.

The Company has no significant debt maturities until 2022, and as of the most recent quarter, end the Company was well within its loan covenant which requires a leverage ratio (net debt to proforma TTM EBITDA) under 3.0.

Community Support

LCI Industries is dedicated to participating in overall relief efforts across our over 90 facilities. The Company is donating personal protective equipment and other supplies throughout our local communities, in addition to the manufacturing roughly 56,000 medical face shields used by doctors and nurses in Italy.

In accordance with LCI’s Social Impact philosophy, the Company will also be establishing a temporary emergency fund to aid those team members who have faced personal and financial difficulties due to the COVID-19 health crisis. LCI will also continue to encourage and support employee-initiated volunteer efforts.

Forward-Looking Statements

This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock, the impact of legal proceedings, and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), capital expenditures, tax rate, cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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